Exhibit 10.1

Binding Letter of Intent

July 20, 2007

GlaxoSmithKline Biologicals SA

89 rue de l’Institut

B-1330 Rixensart, BELGIUM

Attention: President and General Manager

Dear Sir:

Reference is made to that certain Manufacturing Technology Transfer and Supply Agreement by and between Antigenics Inc., a Massachusetts corporation (“Antigenics”) and GlaxoSmithKline Biologicals SA (“GSK”) dated July 6, 2006 (the “Supply Agreement”). This binding letter of intent (“Letter”) will confirm our prior discussions regarding amending the Supply Agreement and entering into a business arrangement to relieve the Parties of their respective purchase and supply obligations under the Supply Agreement (the “Proposed Transaction”). This Letter supersedes any prior letters or discussions regarding the Proposed Transaction. This Letter is intended to create binding legal and contractual obligations of the Parties with respect to matters set forth herein, and upon the breach by a Party of its obligations in any material respect, the injured Party shall have such rights and remedies with respect thereto as are available to it under applicable law. Capitalized terms not defined herein shall have the meaning set forth in the Supply Agreement.

1. Definitive Agreement; Binding Effect. The Parties have engaged in negotiations and reached agreement in principle to amend the Supply Agreement and the Quality Agreement (the “Amendment”) to reflect the Proposed Transaction. The terms and conditions attached hereto as Exhibit A sets forth the agreement of the Parties in principal with respect to the Proposed Transaction, and will form the basis of the Amendment. The Parties acknowledge and agree that Antigenics has been negotiating in good faith with a [**] to [**] for [**] in accordance with the provisions of the Supply Agreement. The Parties further acknowledge and agree that [**] has [**] its [**] on [**] on [**]. In order to enable Antigenics to [**] while the Parties are [**] a [**], the Parties are entering into this Letter. The Amendment will contain mutually agreeable terms and conditions consistent with this Letter.

2. Negotiation of Amendment. The Parties shall use commercially reasonable efforts to complete negotiations and execute the Amendment as quickly as reasonably possible. Until the Amendment is executed, the Parties agree that to the extent that the provisions of this Letter (including the attached Exhibit A) conflict with any provision of the Supply Agreement and/or the Quality

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Agreement, the Supply Agreement and/or the Quality Agreement is/are hereby amended to render it/them consistent with this Letter (including the attached Exhibit A). Upon execution and delivery of the Amendment, this Letter shall be superseded thereby and the rights and obligations of the Parties with respect to the Proposed Transaction shall thereafter be governed by the Amendment.

3. Expenses. Each Party shall pay its own fees and expenses and those of its agents, advisors, attorneys and accountants with respect to the negotiation of the Amendment.

4. No Other Agreements; No Third Party Beneficiary. The Parties agree that as of this date there are no oral or written representations, agreements or understandings concerning the subject matter of this Letter or the transactions contemplated herein. No person or entity other than the Parties to this Letter shall have any rights under this Letter.

5. Governing Law. This Letter shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to any choice of law principles that would dictate the application of the laws of another jurisdiction.

If the foregoing accurately reflects your understanding, please so indicate by signing a copy of this Letter in the space provided below and returning it to me.

Sincerely yours,

/s/ Garo Armen Garo Armen
Antigenics, Inc., a Massachusetts corporation

Confirmed and agreed to this 6th day of July, 2007.

By:	/s/ Michel J. Boijot
Title:	Vice President Business Development

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT A

The Parties acknowledge and agree as follows:

1.	From the date of this Letter, GSK shall have no further obligation to purchase QS-21 from Antigenics (or its Affiliates or Third Party designee), and Antigenics (or its Affiliates or Third Party designee) shall have no further obligation to supply GSK and its Sublicensees QS-21, subject to the remaining provisions of this Letter.

2.	Notwithstanding point 1 above or any other provision of this Exhibit A or the Letter, GSK shall purchase from Antigenics (or its approved Third Party manufacturer) and Antigenics (or its approved Third Party manufacturer) shall supply to GSK, pre-commercial grade QS-21 in the following amounts and timelines:

•	Q3 2007: [**]

•	Q4 2007: [**]

•	Q1 2008: [**]

•	Q2 2008: [**]

•	Q3 2008: [**] (but up to [**] pending [**] of a [**] with [**])*

•	Q4 2008: [**] (but up to [**] pending [**] of a [**] with [**])*

GSK may request additional quantities from Antigenics QS-21 in 2009, subject to the below provisions*.

Antigenics will inform GSK by [**] if Antigenics [**] provide in excess of [**] of QS-21 for the periods [**] through [**], and/or any quantities of QS-21 after [**] (but in no event more than [**] per quarter unless otherwise agreed by Antigenics). In any such event, GSK would be obligated to provide forecasts in accordance with Section 3.4 of the Supply Agreement for any additional quantities within Antigenics’ capacity. For the avoidance of doubt, the provisions of Exhibit C shall not longer apply.

GSK shall pay Antigenics for such quantities in accordance with the provisions of the Supply Agreement. Unless otherwise elected by Antigenics, any QS-21 orders [**] shall be [**].

3.	GSK shall [**] the location of site for QS-21 Manufacturing for its and Antigenics (and Antigenics’ Affiliates, licensees and customers) needs, for the latter up to the quantity specified in paragraph 5 below, either at a GSK site or another site, subject to paragraph 5 below. Quality aspects will be managed [**] in accordance with cGMP, the Quality Agreement (as

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

amended to be reciprocal between the Parties), and the specifications agreed to between the Parties and pursuant to guidelines and recommendations issued from time to time by the Regulatory Authorities.

Antigenics will use commercially reasonable efforts to assist GSK in [**] for the [**] of [**] from [**] or another [**] of Antigenics to GSK at [**] to those applicable to [**]. In the event that GSK [**] from another [**], upon Antigenics’ request, GSK will use commercially reasonable efforts to [**] in [**] for [**] from such [**] at [**] to those applicable to [**].

GSK shall retain the right to cross-reference Antigenics’ BMF pursuant to the Supply Agreement. GSK shall also have the right to file its own BMF, and shall provide and hereby provides Antigenics (and its Third Party manufacturer, Affiliates, licensees and customers) with an automatic, blanket right to cross-reference such BMF of GSK for all indications, and shall promptly cooperate with Antigenics and provide Antigenics with any necessary documentation to effectuate the foregoing.

4.	Antigenics reserves the right to manufacture (or have manufactured) and supply QS-21 for itself, Affiliates and/or any Third Parties.

5.	At and upon Antigenics’ election but not before the Capacity Date (as hereinafter defined) and in line with a rolling forecasts and ordering process reasonably similar to the rolling forecasts and ordering process in place under the Supply Agreement, as amended by the Amendment, GSK shall supply Antigenics (and Antigenics’ Affiliates, licensees and customers) with up to [**] per [**] of commercial grade QS-21 for up to [**] from the [**] of [**] from Antigenics to GSK. As used herein “Capacity Date” shall mean the date upon which [**] has [**], but in no event later than [**]. The transfer price for QS-21 supplied by GSK shall be in accordance with the QS-21 supply transfer pricing mechanism based on a [**] of [**] of the Fully Burdened Costs, provided that in the event that GSK has more than one QS-21 manufacturing facility (itself or through a Third Party), then for purposes of determining the Fully Burdened Costs of QS-21 manufacture by GSK, the Fully Burdened Cost components shall not exceed the average of such costs among the various facilities, and provided further that in no event shall the Fully Burdened Cost components exclusive of the manufacturing direct labor and direct material costs exceed [**]. GSK shall keep Antigenics informed as to its timelines for having commercial grade QS-21 manufacturing capabilities. In addition and without limiting the foregoing, the Parties shall meet quarterly starting [**] to discuss GSK’s progress, developments, and timelines with respect to QS-21 manufacturing to ensure that GSK will meet the Capacity Date deadline of [**]. In such meetings, GSK shall provide Antigenics with detailed summaries and updates with respect to the foregoing. In the event that GSK determines that there is a possibility that it will not be able to supply QS-21 to Antigenics by [**], or thereafter have an inability to supply Antigenics with quantities requested by Antigenics, GSK shall immediately notify Antigenics and cooperate with Antigenics to address such inability.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

6.	Antigenics’ right to grant sublicenses to any Manufacturing Improvements of GSK conceived and reduced to practice after the effective date of this Letter shall be limited to [**] of [**] provided that such [**] may in no event be a party listed on Appendix A attached to this Letter. In the event that GSK identifies a party not listed on Appendix A for whom GSK does not want Antigenics to grant sublicense rights hereunder in the future, and such third party is a GSK Direct Competitor (as hereinafter defined), such party may be added to Appendix A upon mutual agreement of the Parties. In such an event, GSK shall notify Antigenics and shall provide Antigenics with reasonable basis for identifying such party as a GSK Direct Competitor. In the event that Antigenics disagrees with GSK’s determination, then the matter shall be resolved in accordance with Section 12.1 of the License Agreement. A “GSK Direct Competitor” shall be defined as any company active in [**] and/or [**] of [**] and/or [**]. For the avoidance of doubt, not all parties listed in Appendix A as of the effective date of this Letter are Direct Competitors of GSK. For further clarification, for purpose of this paragraph 6 the following entities are not to be regarded as a GSK Direct Competitor: (a) [**], or its [**], or (b) third party contract manufacturers whose primary business is contract manufacturing, including without limitation, the parties listed on Appendix B attached to this Letter.

7.	The Quality Agreement shall be amended to make all rights and obligations of the Parties reciprocal thereunder effective as of the date of this Letter.

8.	As consideration for Antigenics entering into the Letter and agreeing to the terms hereof, GSK shall compensate Antigenics as follows:

(A)	[**] (U.S.) to be paid by [**], in lieu of the Supply Agreement milestone initially associated with completion of three consistency lots.

(B)	GSK shall pay Antigenics (non-refundable, non-creditable) lost manufacturing profits of [**] (U.S.), reflecting a substantial portion of the anticipated lost profits for Antigenics for QS-21 sales to GSK for 2008 through 2014 (“Lost Profits Compensation”). Such Lost Profits Compensation shall be payable to Antigenics in three equal installments of [**] each, payable on [**], and [**].

9.	All adjuvant isolated from Quillaja saponaria extract, or any structural equivalents thereof, manufactured by or on behalf of GSK after the date of this Letter, shall constitute QS-21 for purposes of the Supply Agreement and the License Agreement between the Parties (collectively, the “Agreements”).

10.	Further for the avoidance of doubt, except as expressly provided herein, all other financial obligations of GSK under the Agreements shall remain unchanged. Without in any way limiting the generality of the foregoing, in no event shall this Letter or the Amendment be deemed to relieve GSK of any royalty or other payment obligations under the Agreements with respect to Licensed Vaccines or QS-21 Vaccines.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Appendix A

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[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Appendix B

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[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.